As filed with the Securities and Exchange Commission on December 11, 2015.

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOLIGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1505029
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

29 Emmons Drive, Suite C-10

Princeton, New Jersey 08540

(Address, Including Zip Code, of Principal Executive Offices)

Soligenix, Inc. 2015 Equity Incentive Plan

(Full Title of the Plan)

Christopher J. Schaber, Ph.D.

President and Chief Executive Officer

Soligenix, Inc.

29 Emmons Drive, Suite C-10

Princeton, New Jersey 08540

(609) 538-8200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Leslie J. Croland, Esq.

Duane Morris LLP

Suite 3400

200 South Biscayne Boulevard

Miami, Florida 33131-2318

(305) 960-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value per share	3,000,000	(1)(2)	$0.6975	(3)	$2,092,500	(3)	$210.72	(3)

(1)	This Registration Statement covers, in addition to the number of shares of common stock, par value $0.001 per share (the “Common Stock”), of Soligenix, Inc., a Delaware corporation (the “Registrant”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Soligenix, Inc. 2015 Equity Incentive Plan, as amended (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	This Registration Statement also covers the preferred stock purchase rights issuable in accordance with the Rights Agreement dated June 22, 2007, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent, which are presently attached to and trade with the Common Stock.

(3)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The registration fee has been calculated in accordance with Rule 457(h)(1) based upon the average of the bid and asked prices of the Common Stock as reported on the OTCQB on December 7, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(not required to be filed as part of this Registration Statement)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which previously have been filed by Soligenix, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;
(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter March 31, 2015;
(3)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter June 30, 2015;
(4)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter September 30, 2015;
(5)	The Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2015;
(6)	The Registrant's Current Report on Form 8-K filed with the Commission on June 3, 2015;
(7)	The Registrant's Current Report on Form 8-K filed with the Commission on June 19, 2015;
(8)	The Registrant's Current Report on Form 8-K filed with the Commission on July 31, 2015;
(9)	The Registrant's Current Report on Form 8-K filed with the Commission on August 19, 2015;
(10)	The description of the Common Stock, $0.001 par value, of the Registrant under the caption "Description of Capital Stock" contained in the Registrant's Amendment No. 1 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 21, 2015 (Commission File No. 333-206055) and any amendment or report subsequently filed by the Registrant for the purpose of updating that description; and
(11)	The description of the Registrant’s Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A filed with the Commission on June 22, 2007 (Commission File No. 000- 16929) and any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (excluding information furnished in filings made under Items 2.02 or 7.01 of Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be also incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

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Item 6.    Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law allows companies to limit the personal liability of its directors to the company or its stockholders for monetary damages for breach of a fiduciary duty.  Article IX of the Registrant’s Certificate of Incorporation, as amended, provides for the limitation of personal liability of directors of the Registrant as follows:

"A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a Director; provided, however, this Article shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended."

Article VIII of the Registrant's Bylaws, as amended and restated, provide for indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant has entered into indemnification agreements with its directors that would require the Registrant, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director for claims that arise because of his service as a director.

The Registrant has a directors’ and officers’ liability insurance policy.

The above discussion is qualified in its entirety by reference to the Registrant’s Certificate of Incorporation and Bylaws and the form of the indemnification agreement with directors.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.    Undertakings.

(a)           The Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

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              (iii)         To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement;

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, State of New Jersey, on this 11th day of December, 2015.

SOLIGENIX, INC.

By:	/s/ Christopher J. Schaber
Christopher J. Schaber
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Schaber and Joseph Warusz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ Christopher J. Schaber
	Christopher J. Schaber, PhD	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 11, 2015
By:	/s/ Keith L. Brownlie
	Keith L. Brownlie, CPA	Director	December 11, 2015
By:	/s/ Marco M. Brughera
	Marco M. Brughera, D.V.M.	Director	December 11, 2015
By:	/s/ Gregg A. Lapointe
	Gregg A. Lapointe, CPA	Director	December 11, 2015
By:	/s/ Robert J. Rubin
	Robert J. Rubin, MD	Director	December 11, 2015
By:	/s/ Jerome Zeldis
	Jerome Zeldis, MD, PhD	Director	December 11, 2015
By:	/s/ Joseph M. Warusz
	Joseph M. Warusz, CPA	Vice President of Finance, Acting Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	December 11, 2015

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in the Registrant’s current report on Form 8-K filed on June 22, 2012).

4.2	Bylaws (incorporated by reference to Exhibit 3.1 included in the Registrant’s Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended June 30, 2003).

4.3	Rights Agreement dated June 22, 2007, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 included in the Registrant’s current report on Form 8-K filed on June 22, 2007).

5.1	Opinion of Duane Morris LLP regarding legality of securities being registered. *

23.1	Consent of Consent of EisnerAmper LLP. *

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1 to this Registration Statement). *

24.1	Power of Attorney (included on signature pages of this Registration Statement). *

99.1	Soligenix, Inc. 2015 Equity Incentive Plan, as amended on June 9, 2015 (incorporated by reference to Exhibit 10.1 included in the Registrant’s current report on Form 8-K filed on June 19, 2015).

99.2	Form of Stock Option Agreement under the Soligenix, Inc. 2015 Equity Incentive Plan. *

*           Filed herewith.

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